Registration No. __________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEAH POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0418806
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22118 20th Avenue SE, Suite 142
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

 Long Term Incentive Compensation Plan
(Full title of the plan)

Mr. Gerard C. D’Couto
President and Chief Executive Officer
22118 20th Ave. SE, Suite 142
Bothell, Washington 98021

(Name and address of agent for service)

(425) 424-3324
(Telephone number, including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service should be sent to:
Ernest M. Stern, Esq.
Akerman Senterfitt LLP
750 9th Street, N.W.
Washington, D.C. 20001
(202) 824-1705
Facsimile: (866) 268-2788

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
 (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock	5,250,000(1)	$ 0.08 (2)	$420,000.00	$29.95

(1) Plus, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of Neah Power common stock as may be issued upon a stock split, stock dividend or similar transaction.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the closing bid and asked price for the registrant’s common stock on July 7, 2010.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 5,250,000 shares of our common stock for issuance under our Long Term Incentive Compensation Plan.  Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the entire contents of the Registration Statement on Form S-8, file no. 0-49962, filed on July 6, 2009.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC by Neah Power Systems, Inc. pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

(b)	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010;

(c)	Current Reports on Form 8-K filed on October 13, 2009, October 22, 2009, January 22, 2010, February 2, 2010, March 22, 2010, April 9, 2010 and June 23, 2010.

(d)
The description of the registrant’s common stock contained in its Registration Statement on Form SB-2, Registration Statement No. 333-148770, including any amendment or report filed for the purpose of updating such description

All documents the registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

4.1	Long Term Incentive Compensation Plan

5.1	Opinion of Akerman Senterfitt LLP on legality

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bothell, Washington, on July 9, 2010.

NEAH POWER SYSTEMS, INC.

By:	/s/ Gerard C. D’Couto
Name:	Gerard C. D’Couto
Title:	President, Chief Executive Officer,
Principal Executive Officer and
Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard C. D’Couto his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Gerard C. D’Couto	President, Chief Executive Officer,	July 9, 2010
Gerard C. D’Couto	Principal Executive Officer and Director

/s/ Stephen Wilson	Chief Financial Officer, Principal	July 9, 2010
Stephen Wilson	Financial and Accounting Officer

/s/ Eduardo Cabrera	Director	July 9, 2010
Eduardo Cabrera

/s/ Jon Garfield	Director	July 9, 2010
Jon Garfield

/s/ Michael Selsman	Director	July 9, 2010
Michael Selsman

The following exhibits are filed herewith or by incorporation by reference as part of this Registration Statement on Form S-8:

Exhibit No.	Description

4.1	Long Term Incentive Compensation Plan
5.1	Opinion on Legality *
23.1	Consent of Independent Registered Public Accounting Firm *
23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this registration statement)

_____________________

*Filed herewith